Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re	Chapter 11

VIOLIN MEMORY, INC.,[1]	Case No. 16-12782 (LSS)

Debtor.	Related D.I. 305, 313, 314, 381, 420

NOTICE OF CONFIRMATION OF PLAN, OCCURRENCE OF EFFECTIVE DATE

AND RELATED DEADLINES FOR ASSERTING CLAIMS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1.	Confirmation of the Plan.

On April 18, 2017, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No. 420] (the “Confirmation Order”) confirming the Second Amended Plan of Reorganization for Violin Memory, Inc. [Docket No. 313] (as amended, modified or supplemented in accordance with its terms, the “Plan”) in the bankruptcy case of the above-captioned debtor (the “Debtor”). Capitalized terms used but not defined in this Notice have the meanings given to them in the Plan.

2.	Occurrence of the Effective Date.

The Effective Date of the Plan was April 21, 2017.

3.	Bar Dates.

a.    Administrative Claims Bar Date. Pursuant to Section 4.1(d)(i) of the Plan and paragraph 18 of the Confirmation Order, unless previously filed or as otherwise governed by a bar date order or in another order of the Bankruptcy Court, requests for payment of Administrative Claims must be included within an application (setting forth the amount of, and basis for, such Administrative Claims, together with documentary evidence) filed with the Bankruptcy Court and served on the Reorganized Debtor, the Plan Sponsor, and the Distribution Trust by May 22, 2017. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims by such date but fail to do so shall be forever barred from asserting such Administrative Claims against the Debtor, the Estate, the Reorganized Debtor, the Distribution Trust, or their respective property.

b.    Professional Compensation. Pursuant to Section 4.1(d)(ii) of the Plan and paragraph 19 of the Confirmation Order, each Professional shall submit an application for allowance of final compensation and reimbursement of expenses for the period through the

[1]	The Debtor’s tax identification number is 20-3940944 and its business address is 4555 Great America Parkway, Suite #510, Santa Clara, CA 95054.

Effective Date, with such application to be filed with the Bankruptcy Court and served on the Debtor, the Reorganized Debtor, Plan Sponsor, the Distribution Trustee, and the U.S. Trustee no later than May 22, 2017. Holders of Professional Fee Claims that are required to file and serve an application for such Claims by such date but fail to do so shall be forever barred from asserting such Claims against the Debtor, the Estate, the Reorganized Debtor, the Distribution Trust, or their respective property.

c.    Rejection Damages Bar Date. Pursuant to Section 7.4 of the Plan and paragraph 17 of the Confirmation Order, proofs of claim for all Claims arising out of the rejection of an executory contract or unexpired lease under the Plan must be filed with Prime Clerk LLC, the Debtor’s claims and noticing agent, and served on the Distribution Trust by May 22, 2017. Any such Claims not timely filed shall be forever barred.

4.	Service Addresses.

For purposes of service of any applications, requests or proofs of claim for payment of any Administrative Claims, Professional Fee Claims, or rejection damages claims, such service should be made, as applicable, on:

a.	If to the Debtor, at: Violin Memory, Inc., c/o Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036, Attn: Deryck A. Palmer, Esq. and David S. Forsh, Esq. (deryck.palmer@pillsburylaw.com; david.forsh@pillsburylaw.com);

b.	If to the Reorganized Debtor or the Plan Sponsor, at: (i) Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware 198001, Attn: Mark D. Collins, Esq. and Zachary I. Shapiro, Esq. (collins@rlf.com; shapiro@rlf.com); and (ii) Weil, Gotshal & Manges LLP, 757 Fifth Avenue, New York, New York 10153, Attn: Gary T. Holtzer, Esq. and David N. Griffths, Esq. (gary.holtzer@weil.com; david.griffiths@weil.com); and

c.	If to the Distribution Trust, at: (i) Violin Distribution Trust, c/o Sheon Karol, The DAK Group, Ltd., 195 Route 17 South, Rochelle Park, NJ 07662; (ii) Violin Distribution Trust, c/o Cory J. Sindelar, 222 Delaware Avenue, Suite 900, Wilmington, Delaware 19801; and (iii) Violin Distribution Trust, c/o Bayard, P.A., 222 Delaware Avenue, Suite 900, Wilmington, Delaware 19801, Attn: Scott D. Cousins, Esq. (scousins@bayardlaw.com).

5.	Copies of Plan and Confirmation Order.

Copies of the Plan and the Confirmation Order may be obtained free of charge at https://cases.primeclerk.com/vmem.

[ signature page follows ]

Dated: April 21, 2017	BAYARD, P.A.
Wilmington, Delaware

/s/ Scott D. Cousins
Scott D. Cousins (No. 3079)
Justin R. Alberto (No. 5126)
Gregory J. Flasser (No. 6154)
222 Delaware Avenue, Suite 900
Wilmington, Delaware 19801
Phone: (302) 655-5000
Email: scousins@bayardlaw.com jalberto@bayardlaw.com gflasser@bayardlaw.com

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Deryck A. Palmer (admitted pro hac vice)
David S. Forsh (admitted pro hac vice)
PILLSBURY WINTHROP SHAW PITTMAN LLP
1540 Broadway
New York, New York 10036-4039
Telephone: (212) 858-1000
Email: deryck.palmer@pillsburylaw.com
david.forsh@pillsburylaw.com

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Cecily A. Dumas (admitted pro hac vice)
PILLSBURY WINTHROP SHAW PITTMAN LLP
Four Embarcadero Center, 22nd Floor
San Francisco, California 94111-5998
Telephone: (415) 983-1000
Email: cecily.dumas@pillsburylaw.com

Counsel for the Debtor and Debtor-in-Possession